Exhibit 99.1

Quoin Pharmaceuticals Announces Achievement of Topical Rapamycin Target Loadings for Two Proprietary Delivery Technologies

Target Loadings of 4% and 5% Rapamycin Achieved for Topical Lotion and Dermal Patch Delivery Technologies Respectively

Clinical Trial and Stability Batch Manufacture to Commence in Q4 2025

Clinical Testing in a Number of Indications Including Microcystic Lymphatic Malformations and Venous Malformations, among others to Commence 1H 2026

ASHBURN, Va., Nov. 11, 2025 (GLOBE NEWSWIRE) -- Quoin Pharmaceuticals Ltd. (NASDAQ: QNRX) (the “Company” or “Quoin”), a late clinical stage specialty pharmaceutical company focused on rare and orphan diseases, today announced that the target loading concentrations for its two topical rapamycin delivery technologies have been successfully achieved. Specifically, a rapamycin loading concentration of 4% w/w has been achieved for Quoin’s proprietary topical formulation while an even higher rapamycin concentration of 5% w/w has been formulated in a proprietary dermal patch system. The Company plans to move forward with the manufacture of clinical trial and stability batches from at least one of the delivery technologies this quarter with a view to commencing clinical testing in the first half of 2026. The initial clinical indications that have been identified by the Company as targets include Microcystic Lymphatic Malformations and Venous Malformations among others. For each of these initial targets, there are currently no FDA approved treatments or cures.

Dr. Michael Myers, Chief Executive Officer of Quoin commented, “We are very pleased to announce this very significant milestone for our topical rapamycin programs. We believe that rapamycin loading concentrations of 4% and 5% in these proprietary delivery systems could potentially provide competitive advantages over other topical rapamycin formulations currently in development with similar drug loadings due to the ability of our technologies to optimize delivery of the drug at the target sites. We intend to move forward from here to initiate formal clinical development across a number of already identified indications, including Microcystic Lymphatic Malformations and Venous Malformations among others. We view these opportunities as being very complementary to our pipeline, which includes our ongoing late-stage program in Netherton Syndrome as well as our program in Peeling Skin Syndrome. This is a very exciting time for Quoin as we look to close out this year on a positive note with the commencement of our Netherton Syndrome pivotal studies and the recent closing of a capital raise that has provided us with the funding to complete our Netherton Syndrome studies and advance the clinical development of our Peeling Skin Syndrome and topical rapamycin programs.”

About Quoin Pharmaceuticals Ltd.

Quoin Pharmaceuticals Ltd. is a late clinical stage specialty pharmaceutical company focused on developing and commercializing therapeutic products that treat rare and orphan diseases. We are committed to addressing unmet medical needs for patients, their families, communities and care teams. Quoin’s innovative pipeline comprises four products in development that collectively have the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, Palmoplantar Keratoderma, Scleroderma, microcystic lymphatic malformations, venous malformations, angiofibromas and others. For more information, visit: www.quoinpharma.com or LinkedIn for updates.

About Microcystic Lymphatic Malformations

Microcystic lymphatic malformation is one subtype of lymphatic malformation (LM), a congenital malformation of the lymphatic vessels in soft tissues, including the skin. LM is classified into the macrocystic type, cysts larger than 2 cm with clear margins (previously known as cystic hygromas), and the microcystic type, consisting of cysts smaller than 2 cm, that appear diffuse, and grow without clear borders (previously known as lymphangioma circumscriptum). When the two types concur it is called the combined type. Microcystic lesions are commonly found inside the mouth, throat, and in the tongue, parotid gland and submandibular gland. Symptoms include deformity, and problems with breathing and feeding. The exact cause is unknown but is likely related to a malformation of the lymphatic system at six to ten weeks of gestation, when some lymphatic tissue fails to communicate with the lymphatic and venous system. Lymphatic malformations occurring in 1 in 6000 to 16,000 patients.

About Venous Malformations

Venous malformation (VM) is the most common type of congenital vascular malformation (CVM) with an incidence of 1 to 2 in 10,000 and a prevalence of 1%. They can cause significant morbidity, pain and discomfort to patients as they can lead to serious local and systemic complications. Although present at birth, they are not always clinically evident until later in life and tend to grow in concert with the child and without spontaneous regression. VMs are composed of ectatic venous channels found usually in the head, neck, limbs, and trunk and are thought to be sporadic in most cases, though familial inheritance patterns exist. Accurate diagnosis has been a limiting factor in VM management. An increased emphasis has been placed on creating comprehensive classification systems for diagnostic and therapeutic purposes of this chronic condition. Doppler ultrasound (US) and magnetic resonance imaging (MRI) are key imaging methods used to characterize and diagnose VMs. Treatment options include surgery, sclerotherapy, and ablative therapies.

Cautionary Note Regarding Forward Looking Statements

The Company cautions that statements in this press release that are not a description of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. All statements that reflect the Company’s expectations, assumptions, projections, beliefs, or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to commencing clinical trial and stability batch manufacturing commencing in Q4 2025, commencing clinical testing in 1H 2026 in a number of indications including microcystic lymphatic malformations and venous malformations and others, rapamycin loading concentrations of 4% and 5% in Quoin’s proprietary delivery systems potentially providing competitive advantages over other topical rapamycin formulations currently in development with similar drug loadings due to the ability of Quoin’s technologies to optimize delivery of the drug at the target sites, moving forward to initiate formal clinical development across a number of already identified indications including microcystic lymphatic malformations and venous malformations and others, the opportunities being very complementary to Quoin’s pipeline, including its ongoing late-stage program in Netherton Syndrome and its program in Peeling Skin Syndrome, closing out the year on a positive note, the completion of a capital raise providing Quoin with the funding to complete the Netherton Syndrome studies and advance the clinical development of our Peeling Skin Syndrome and topical rapamycin programs, and Quoin’s products in development collectively having the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, Palmoplantar Keratoderma, Scleroderma, microcystic lymphatic malformations, venous malformations, angiofibromas and others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties including, but not limited to, the Company’s ability to pursue its regulatory strategy; the Company’s ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements; the Company’s ability to complete clinical trials on time and achieve desired results and benefits as expected; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For further information, contact:

Quoin Pharmaceuticals Ltd.
Michael Myers, Ph.D., CEO
mmyers@quoinpharma.com

Investor Relations
PCG Advisory
Jeff Ramson
jramson@pcgadvisory.com
(646) 863-6341